Exhibit 99.1

Critical Path Announces 2004 Fourth Quarter and Year-End Results

Revenues and Adjusted EBITDA Results In Line With Guidance

SAN FRANCISCO, Calif. (February 24, 2005) – Critical Path, Inc. (Nasdaq: CPTH), a leading provider of messaging software and services, today announced financial results for the fourth quarter and year ended December 31, 2004.

For the fourth quarter of 2004, revenues were $19.5 million, compared to $17.5 million in the third quarter of 2004 and $20.0 million in the fourth quarter of 2003. For the fiscal year 2004, revenues were $71.1 million, compared to $72.3 million for the 2003 fiscal year.

GAAP Results

For the fourth quarter of 2004, net loss attributable to common shareholders, based on United States generally accepted accounting principles (GAAP), was $10.7 million or $0.50 per share, compared to a net loss of $30.4 million or $1.43 per share for the third quarter of 2004 and a net loss of $18.1 million or $0.89 per share for the fourth quarter of 2003. For the fourth quarter of 2004, total cost of net revenues and operating expenses, based on GAAP, were $25.7 million, compared to $27.7 million for the third quarter of 2004 and $33.6 million for the fourth quarter of 2003.

For the 2004 fiscal year, net loss attributable to common shareholders, based on GAAP, was $66.6 million or $3.15 per share, compared to a net loss of $74.6 million, or $3.73 per share for the 2003 fiscal year. For the 2004 fiscal year, total cost of net revenues and operating expenses, based on GAAP, were $112.5, compared to $123.2 million for the 2003 fiscal year.

Adjusted EBITDA Results

For the fourth quarter of 2004, earnings before interest income, interest expense, provision for income taxes, depreciation and amortization adjusted to exclude other items such as other income (expense), net, loss on extinguishment of debt, gain on investment, non-cash severance, reserve for officer note receivable, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock (or adjusted EBITDA), a non-GAAP measure which we use to measure the performance of our business, was a loss of $2.0 million, or $0.10 per share, compared to a loss of $4.9 million or $0.23 per share for the third quarter of 2004 and a loss of $3.5 million or $0.17 per share for the fourth quarter of 2003. For the fourth quarter of 2004, total cost of net revenues and operating expenses on an adjusted EBITDA basis were $21.5 million, compared to $22.4 million for the third quarter of 2004 and $23.4 million for the fourth quarter of 2003.

For the 2004 fiscal year, adjusted EBITDA loss was $22.8 million or $1.08 per share compared to a loss of $22.5 million, or $1.12 per share for the 2003 fiscal year. For the 2004 fiscal year, total cost of net revenues and operating expenses on an adjusted EBITDA basis were $93.8 million, compared to $94.8 million for the 2003 fiscal year.

“I am very pleased with our continued progress toward a sound financial structure,” said Mark Ferrer, chief executive officer and chairman of Critical Path. “Not only have we continued toward profitability, we have introduced two new exciting solutions that position us well for future growth.”

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Critical Path Announces 2004 Fourth Quarter and Year-End Results

As of December 31, 2004, the Company’s cash and cash equivalents totaled $23.2 million, compared to $20.2 million at September 30, 2004 and $19.0 million at December 31, 2003.

Guidance

The Company currently expects revenue for the first quarter of 2005 to be in the range of $17.0 million to $19.0 million.

The following guidance is on an adjusted EBITDA (non-GAAP) basis as described above. If the Company is successful in delivering the middle to high end of its revenue range, it expects total gross margins in the first quarter to increase to a range of 45% to 50%. Additionally, the Company expects its operating expenses to remain relatively unchanged from the fourth quarter of 2004 and be in the range of $10.0 million to $11.0 million in the first quarter of 2005.

Regulation G

Due to the forward-looking nature of the projections of gross margins and operating expenses on an adjusted EBITDA basis given directly above, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP measures is not available without unreasonable effort. The Company believes that the information necessary to reconcile the non-GAAP financial measures to GAAP, such as future restructuring costs, if any, other income (expense), interest income and expense, stock-based expenses and accretion on mandatorily redeemable preferred stock, are not reasonably estimable or predictable.

The Company uses both GAAP and non-GAAP metrics to measure its financial results. It utilizes two primary non-GAAP metrics: income (loss) on an adjusted EBITDA basis and the total of cost of net revenues and operating expenses on an adjusted EBITDA basis. The most directly comparable GAAP measures are net income (loss) attributable to common shareholders and the total of cost of net revenues and operating expenses, respectively. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Preliminary Results of Sarbanes-Oxley 404 Review

Beginning with the year ending December 31, 2004, United States Securities and Exchange Commission rules promulgated under Section 404 of the Sarbanes-Oxley Act of 2002 require us to provide an annual report of management on internal control over financial reporting. In seeking to achieve compliance with Section 404 within the prescribed period, management has engaged outside consultants and adopted a detailed project work plan to assess the adequacy of our internal control over financial reporting, validate through testing that internal controls are functioning as documented and remediate internal control weaknesses that may be identified.

As a result of efforts to-date on this initiative, we have identified deficiencies which we believe are material weaknesses in our internal control over financial reporting. These material

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Critical Path Announces 2004 Fourth Quarter and Year-End Results

weaknesses relate to issues involving inadequate segregation of duties in numerous business processes, inadequate internal controls over accounting for income taxes and other taxes and lack of resources to apply generally accepted accounting principles to significant non-routine transactions. Based upon these material weaknesses, in management’s report on internal controls over financial reporting we will conclude that our internal control over financial reporting was ineffective as of December 31, 2004.

We have identified additional deficiencies in internal control over financial reporting and we have not yet determined whether they constitute material weaknesses. We may identify further material weaknesses during the continuing course of management’s assessment of our internal control over financial reporting. Although we are working diligently to complete our assessment, we are uncertain whether we will complete this work in a timely fashion.

The existence of a material weakness or weaknesses is an indication that there is more than a remote likelihood that a material misstatement of our financial statements will not be prevented or detected by internal controls over financial reporting. Additional information regarding these and potentially other material weaknesses and plans for remediation will be disclosed in our upcoming management report on internal controls over financial reporting to be included in our annual report on Form 10-K.

Management is committed to the short-term and long-term improvement of our internal controls over financial reporting and will work diligently to refine our procedures and internal controls to address the material weaknesses identified. The effectiveness of the steps we have taken to date and the steps we will take in the future will be subject to continued management review, as well as audit committee oversight.

The financial information contained in this press release is based on current estimates and we are not aware of any pending adjustments that will need to be made. Actual results may differ materially as a result of the completion of our review of our financial performance for the fourth quarter and year ended December 31, 2004 and completion of our audit for the fiscal year ended December 31, 2004.

Conference Call

Critical Path will host a conference call on Thursday, February 24, 2005, at 5:00 p.m. Eastern Time to discuss the financial results for the fourth quarter and year ended December 31, 2004. The conference call is scheduled to last up to one hour. Those who would like to participate should dial +1 877-231-3543 (within the U.S. and Canada) or +1 706-634-1329 (from outside the U.S. and Canada) five to ten minutes prior to the scheduled start time (no passcode is needed). In addition, the conference call and a subsequent replay will be available via Web cast from the Company’s Web site, www.criticalpath.net. A replay of the conference call will also be available by telephone for fourteen days following the call. To access the telephone replay, please dial +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 4080927. The Web cast and earnings release will be available on the Company’s Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path’s Memova™ solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova™ Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and

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Critical Path Announces 2004 Fourth Quarter and Year-End Results

anti-virus technology, Memova™ Anti-Abuse protects consumers against viruses and spam. Memova™ Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco, California with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our assessment on our internal control over financial reporting, future revenue, future gross margins and future operating expenses. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, the potential that we or our independent auditors may identify additional control deficiencies in our internal control over financial reporting, including deficiencies that constitute material weaknesses within the meaning of the accounting requirements, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands and changes in economic and market conditions. These and other risks and uncertainties are described in more detail in the Company’s filings with the United States Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, its Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders

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Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net

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Critical Path, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2003	September 30, 2004	December 31, 2004
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$18,984	$20,152	$23,239
Accounts receivable, net	16,880	15,730	19,667
Other current assets	4,664	5,919	4,567

Total current assets	40,528	41,801	47,473
Property and equipment, net	14,821	10,085	11,379
Goodwill	6,613	6,613	6,613
Other assets	5,763	6,301	3,734

Total assets	$67,725	$64,800	$69,199

LIABILITIES, MANDATORY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable	$5,022	$4,877	$4,973
Accrued expenses	20,755	22,676	23,207
Deferred revenue	8,856	9,925	9,978
Loan line of credit	2,298	—	—
Capital lease and other obligations, current	1,721	1,310	1,067
Notes payable, current	—	5,565	5,565

Total current liabilities	38,652	44,353	44,790
Deferred revenue long-term	1,343	1,249	173
Notes payable, long-term	48,376	—	8,875
Capital lease and other obligations, long-term	1,295	64	—
Embedded derivative liability	24,890	2,092	3,045

Total liabilities	114,556	47,758	56,883

Mandatorily redeemable preferred stock	30,411	118,621	122,377

Total shareholders' deficit	(77,242)	(101,579)	(110,061)

Total liabilities and shareholders' deficit	$67,725	$64,800	$69,199

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended			Fiscal year ended December 31,
	December 31, 2003	September 30, 2004	December 31, 2004	2003	2004
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$7,201	$4,744	$4,923	$22,104	$19,326
Hosted messaging	4,619	4,621	5,167	19,444	17,842
Professional services	3,366	3,092	4,143	12,315	12,829
Maintenance and support	4,776	5,038	5,250	18,434	21,075

Total net revenue	19,962	17,495	19,483	72,297	71,072

COST OF NET REVENUE
SW licensing	1,008	1,322	1,522	4,068	5,463
Hosted messaging	6,631	5,995	6,458	26,193	25,404
Professional services	3,109	2,667	3,143	12,203	11,939
Maintenance and support	1,224	1,422	1,301	5,803	5,495
Stock-based expense—Hosted messaging	—	—	23	8	28
Stock-based expense—Professional services	—	—	47	3	47
Stock-based expense—Maintenance and support	—	—	1	6	1
Restructuring expense	—	—	—	—	175

Total cost of net revenue	11,972	11,406	12,495	48,284	48,552

GROSS PROFIT	7,990	6,089	6,988	24,013	22,520

OPERATING EXPENSES
Selling and marketing	6,834	5,242	4,487	31,224	22,703
Research and development	5,003	5,260	4,589	19,047	20,973
General and administrative	2,829	2,854	5,259	12,603	15,005
Stock-based expense—Sales and marketing	—	—	3	18	48
Stock-based expense—Research and development	—	—	20	15	37
Stock-based expense—General and administrative	26	308	256	35	1,754
Stock-based expense—Settlement of litigation	5,056	—	—	5,056	—
Restructuring expense (credit)	1,852	2,590	(1,394)	6,886	3,404

Total operating expenses	21,600	16,254	13,220	74,884	63,924

OPERATING LOSS	(13,610)	(10,165)	(6,232)	(50,871)	(41,404)

Other income (expense), net	(875)	(2,781)	(167)	(8,026)	7,281
Interest income	101	125	108	407	405
Interest expense	(932)	(467)	(271)	(3,336)	(4,384)
Loss on extinguishment of debt	—	(12,783)	—	—	(12,783)
Gain on investments	200	—	—	549	—

Loss before provision for income taxes	(15,116)	(26,071)	(6,562)	(61,277)	(50,885)
Provision for income taxes	(102)	(88)	(212)	(856)	(1,112)

NET LOSS	(15,218)	(26,159)	(6,774)	(62,133)	(51,997)
Accretion on mandatorily redeemable preferred stock	(2,917)	(4,193)	(3,876)	(12,446)	(14,565)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(18,135)	$(30,352)	$(10,650)	$(74,579)	$(66,562)

Net loss per share	$(0.75)	$(1.24)	$(0.32)	$(3.10)	$(2.46)

Net loss per share attributable to common	$(0.89)	$(1.43)	$(0.50)	$(3.73)	$(3.15)

Shares used in the per share calculations	20,415	21,171	21,252	20,020	21,123

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended			Fiscal year ended December 31,
	December 31, 2003	September 30, 2004	December 31 2004	2003	2004
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$7,201	$4,744	$4,923	$22,104	$19,326
Hosted messaging	4,619	4,621	5,167	19,444	17,842
Professional services	3,366	3,092	4,143	12,315	12,829
Maintenance and support	4,776	5,038	5,250	18,434	21,075

Total net revenue	19,962	17,495	19,483	72,297	71,072

COST OF NET REVENUE
SW licensing	1,008	1,321	1,522	4,068	5,463
Hosted messaging	5,052	5,034	5,345	17,498	21,073
Professional services	2,993	2,637	3,110	11,587	11,779
Maintenance and support	1,112	1,403	1,283	4,991	5,413

Total cost of net revenue	10,165	10,395	11,260	38,144	43,728

GROSS PROFIT	9,797	7,100	8,223	34,153	27,344

OPERATING EXPENSES
Selling and marketing	6,478	5,093	4,312	29,048	21,928
Research and development	4,174	4,125	3,082	16,238	16,570
General and administrative	2,612	2,781	2,849	11,355	11,619

Total operating expenses	13,264	11,999	10,243	56,641	50,117

ADJUSTED EBITDA LOSS	$(3,467)	$(4,899)	$(2,020)	$(22,488)	$(22,773)

Adjusted EBITDA loss per share	$(0.17)	$(0.23)	$(0.10)	$(1.12)	$(1.08)

Shares used in the per share calculations	20,415	21,171	21,252	20,020	21,123

*Excludes interest income, interest expense, provision for income taxes, depreciation and amortization adjusted to exclude other items such as other income (expense), net, loss on extinguishment of debt, gain on investment, non-cash severance, reserve for officer note receivable, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company's Non-GAAP results and Adjusted EBITDA Loss to the Company's Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended
	December 31, 2003	September 30, 2004	December 31 2004	Fiscal year ended December 31,
				2003	2004
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(3,467)	$(4,899)	$(2,020)	$(22,488)	$(22,773)
Interest income	101	125	108	407	405
Interest expense	(932)	(467)	(271)	(3,336)	(4,384)
Provision for income taxes	(102)	(88)	(212)	(856)	(1,112)
Depreciation and amortization	(3,209)	(2,368)	(2,946)	(16,356)	(10,251)
Other income (expense), net	(875)	(2,781)	(167)	(8,026)	7,281
Loss on extinguishment of debt	—	(12,783)	—	—	(12,783)
Gain on investment	200	—	—	549	—
Non-cash severance	—	—	(360)	—	(936)
Reserve for officer note receivable	—	—	(1,950)	—	(1,950)
Restructuring expenses	(1,852)	(2,590)	1,394	(6,886)	(3,579)
Stock-based expenses	(5,082)	(308)	(350)	(5,141)	(1,915)

Net loss	(15,218)	(26,159)	(6,774)	(62,133)	(51,997)
Accretion on mandatorily redeemable preferred stock	2,917	4,193	3,876	12,446	14,565

Net loss attributable to common shareholders	$(18,135)	$(30,352)	$(10,650)	$(74,579)	$(66,562)

Net loss per share	$(0.75)	$(1.24)	$(0.32)	$(3.10)	$(2.46)

Net loss per share attributable to common	$(0.89)	$(1.43)	$(0.50)	$(3.73)	$(3.15)

Shares used in the per share calculations	20,415	21,171	21,252	20,020	21,123

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company's cost of revenues and operating expenes on a United States GAAP basis.

	Three months ended
	December 31, 2003	September 30, 2004	December 31, 2004	Fiscal year ended December 31,
				2003	2004
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an Adjusted EBITDA basis	$23,429	$22,394	$21,503	$94,785	$93,845
Depreciation and amortization	(3,209)	(2,368)	(2,946)	(16,356)	(10,251)
Non-cash severance	—	—	(360)	—	(936)
Restructuring expenses	(1,852)	(2,590)	1,394	(6,886)	(3,579)
Reserve for officer note receivable	—	—	(1,950)	—	(1,950)
Stock-based expenses	(5,082)	(308)	(350)	(5,141)	(1,915)

Total cost of net revenues and operating expenses on a United States GAAP basis	$33,572	$27,660	$25,715	$123,168	$112,476